UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Casper Street Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNKD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described under Item 5.07 below, at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 25, 2023, our stockholders, upon the recommendation of our Board of Directors (the “Board”), approved an amendment to the MannKind Corporation 2018 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 25,000,000 shares (the “2018 Plan Amendment”). The 2018 Plan Amendment became effective on May 25, 2023 upon the approval of the stockholders at the Annual Meeting. A description of the 2018 Plan Amendment is set forth under the heading “Description of the Amended EIP” contained in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2023 (the “Proxy Statement”).

In addition, at the Annual Meeting, our stockholders, upon the recommendation of the Board, approved an amendment to the MannKind Corporation 2004 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 3,000,000 shares (the “ESPP Amendment”). The ESPP Amendment became effective on May 25, 2023 upon the approval of the stockholders at the Annual Meeting. A description of the ESPP Amendment is set forth under the heading “Description of the Amended Purchase Plan” contained in the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter.

•

Our stockholders elected each of the nine individuals nominated by the Board to serve as directors until the next annual meeting of stockholders. The tabulation of votes in the election was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James S. Shannon	120,466,214	5,375,351	67,839,620
Michael E. Castagna	119,010,873	6,830,692	67,839,620
Ronald J. Consiglio	118,677,433	7,164,132	67,839,620
Michael A. Friedman	119,208,993	6,632,572	67,839,620
Jennifer Grancio	119,774,463	6,067,102	67,839,620
Anthony Hooper	120,262,034	5,579,531	67,839,620
Sabrina Kay	119,780,005	6,061,560	67,839,620
Kent Kresa	117,879,629	7,961,936	67,839,620
Christine Mundkur	119,661,882	6,179,683	67,839,620

•

Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 400,000,000 shares to 800,000,000 shares (the “Charter Amendment”). The tabulation of votes on this matter was as follows: shares voted for: 168,287,849; shares voted against: 24,834,996; shares abstaining: 558,340; and broker non-votes: 0.

On May 25, 2023, we filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is filed as Exhibit 3.1 to this report.

•

Our stockholders authorized an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Charter Amendment. The tabulation of votes on this matter was as follows: shares voted for: 155,281,118; shares voted against: 37,609,890; shares abstaining: 790,177; and broker non-votes: 0.

•

Our stockholders approved the 2018 Plan Amendment. The tabulation of votes on this matter was as follows: shares voted for: 110,055,028; shares voted against: 14,963,771; shares abstaining: 822,766; and broker non-votes: 67,839,620.

•

Our stockholders approved the ESPP Amendment. The tabulation of votes on this matter was as follows: shares voted for: 115,262,477; shares voted against: 10,057,132; shares abstaining: 521,956; and broker non-votes: 67,839,620.

•

Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows: shares voted for: 113,431,647; shares voted against: 11,361,302; shares abstaining: 1,048,616; and broker non-votes: 67,839,620.

•

Our stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers. The tabulation of votes on this matter was as follows: shares voted for one year: 119,905,166; shares voted for two years: 1,364,424; shares voted for three years: 3,349,206; shares abstaining: 1,222,769; and broker non-votes: 0.

In light of this result, we have decided to continue to hold a non-binding advisory vote on executive compensation on an annual basis until the next advisory vote on the frequency of non-binding votes on executive compensation.

•

Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The tabulation of votes on this matter was as follows: shares voted for: 189,746,603; shares voted against: 3,117,234; shares abstaining: 817,348; and broker non-votes: 0.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: May 30, 2023	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary